Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 29, 2024, relating to the consolidated financial statements of Elicio Therapeutics, Inc. (the "Company"), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
June 3, 2024